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                                                                   Exhibit 10.62

                                PROMISSORY NOTE



$64,000                                                       San Antonio, Texas
                                                                  April 12, 1995

       ON or before March 31, 1999, the scheduled maturity date hereof, or such earlier date to which the maturity hereof shall have been accelerated pursuant to the terms hereof. FOR VALUE RECEIVED, Daniel Von Hoff, an individual resident of the State of Texas (the "DEBTOR"), unconditionally promises to pay to the order of ILEX ONCOLOGY, INC. ("ILEX"), a Delaware corporation formerly known as Biovensa Inc., at 14960 Omicron, San Antonio, Texas 78245, or such other place as ILEX may from time to time designate to DEBTOR in writing, the principal sum of Sixty Four Thousand Dollars ($64,000) along with interest accruing thereon at the rate of eight percent (8%) per annum, computed on the basis of a 360-day year for the actual number of days elapsed. Such principal and interest shall be paid in lawful money of the United States of America in consecutive quarterly payments according to the amortization schedule attached hereto as Annex 1 commencing on the first (1st) of July 1995 and continuing on the first (1st) of each January, April, July and October thereafter, provided that any and all remaining outstanding principal and unpaid interest shall be due and payable in full on March 31, 1999, the scheduled maturity date of the Promissory Note. The DEBTOR may prepay the principal balance of this Promissory Note, in whole or in part, at any time without penalty.

       This Promissory Note is being made pursuant to a Stock Purchase Agreement dated as of April 11, 1995 (the "Purchase Agreement") by and between ILEX and DEBTOR, pursuant to which DEBTOR purchased an aggregate of 640,000 shares (the "Shares") of ILEX'S common stock, $.01 par value per share. As security for the payment of this Promissory Note, DEBTOR hereby pledges to ILEX all 640,000 of such Shares (the "Pledged Shares"). Upon the repayment of any principal hereunder, the number of Pledged Shares shall be reduced by that number of shares equal to the quotient of (a) the dollar amount of principal repaid, divided by (b) $.10. In the event that DEBTOR fails to pay to ILEX any portion of the principal or interest due on this Promissory Note in accordance with the provisions hereof, DEBTOR shall transfer to ILEX all DEBTOR'S right, title and interest in that number of Pledged Shares equal to the quotient of
(a) the amount of unpaid principal and interest divided by (b) $.10.

       In the event of a Default (as hereinafter defined), all of the indebtedness evidenced by this Promissory Note may, at the option of ILEX and without demand or notice of demand of any kind, be declared and thereupon shall become immediately due and payable. The occurrence of existence of any of the following shall constitute a Default under this Promissory Note: (a) the failure of the DEBTOR to pay principal or interest within ten (10) days of the date due or declared due under this Promissory Note; (b) a proceeding under any bankruptcy, reorganization, insolvency or similar law





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is filed by or against the DEBTOR, or the DEBTOR takes any corporate action to make an assignment for the benefit of creditors, or to authorize any of the foregoing; (c) the DEBTOR shall fail to make any payment due on any material obligation for money borrowed by Debtor and the effect of such failure shall be to cause or permit the holder of such obligation or trustee to cause such obligation to become due prior to its date of maturity; or (d) a breach by the DEBTOR shall occur under any material agreement, document or instrument, whether heretofore, now or hereafter existing between the DEBTOR and any other party.

       The DEBTOR does not intend or expect to pay, nor does ILEX intend or expect to charge, accept or collect any interest which, when added to any fee or other charge upon the principal which may legally be treated as interest, shall be in excess of the highest lawful rate. If acceleration, prepayment or any other charges upon the principal or any portion thereof, or any other circumstance, result in the computation or earning of interest in excess of the highest lawful rate, then any and all such excess is hereby waived and shall be applied against the remaining principal balance. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained herein or otherwise, no deposit of funds shall be required in connection herewith which will, when deducted from the principal amount outstanding hereunder, cause the rate of interest hereunder to exceed the highest lawful rate.

       The DEBTOR waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

       This Promissory Note shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of Texas.
Whenever possible each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Promissory Note. The provisions of this Promissory Note shall be binding upon the DEBTOR and its successors and assigns, and shall inure to the benefit of ILEX and its successors and assigns, provided that the DEBTOR cannot assign or delegate its obligations hereunder without the prior written consent of ILEX.

       Unless otherwise defined in this Promissory Note, capitalized terms used in this Promissory Note shall have the respective meanings assigned to them in the Purchase Agreement.



                                                  DEBTOR:


                                                  /s/ Daniel Von Hoff
                                                  ------------------------------
                                                  Daniel Von Hoff




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                     Borrower:             Daniel Von Hoff
                     Amount:               $64,000.00
                     Term:                 4 yrs.
                     Rate:                 8%
                     Amortization:         10 yrs.

                        Payment
                        Amount                Interest              Principal             Balance
                                                                                          $64,000.00

 7/1/95                 $2,339.57             $1,123.56             $1,216.01             62,783.99

 10/1/95                2,339.57              1,255.68              1,083.89              61,700.10

 1/1/96                 2,339.57              1,234.00              1,105.57              60,594.53

 4/1/96                 2,339.57              1,211.00              1,127.68              59,466.86

 7/1/96                 2,339.57              1,189.34              1,150.23              58,316.63

 10/1/96                2,339.57              1,166.33              1,173.24              57,143.39

 1/1/97                 2,339.57              1,142.87              1,196.70              55,946.69

 4/1/97                 2,339.57              1,118.93              1,220.63              54,726.06

 7/1/97                 2,339.57              1,094.52              1,245.05              53,481.01

 10/1/97                2,339.57              1,069.62              1,269.95              52,211.06

 1/1/98                 2,339.57              1,044.22              1,295.35              50,915.72

 4/1/98                 2,339.57              1,018.31              1,321.25              49,594.46

 7/1/98                 2,339.57              991.89                1,347.68              48,246.78

 10/1/98                2,339.57              964.94                1,347.63              46,872.15

 1/1/99                 2,339.57              937.44                1,402.12              45,470.03

 3/31/99                46,379.43             909.40                45,470.03

                        $81,472.94            $17,472.94            $64,000.00




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